UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008 (July 11, 2008)

Rapid Link, Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-22636	75-2461665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5408 N. 99 th Street
Omaha, Nebraska 68134
(Address of principle executive offices, including Zip Code)

Registrant's telephone number, including area code (402) 392-7561

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into a Material Definitive Agreement, Completion and Amendment of Financing Arrangement, and Asset Acquisition of two Companies, Financial Statements and Exhibits.

On July 14, 2008 Rapid Link, Incorporated (the “Registrant”), a Delaware corporation, and its subsidiaries, Telenational Communications, Inc., a Delaware corporation (“Telenational”), and One Ring Networks, Inc., a Georgia corporation (“One Ring” and together with Telenational and the Registrant, the “RL Companies”), completed the terms and conditions set forth in the Security Agreement dated as of March 31, 2008, and further amended on July 11, 2008, to obtain additional financing by and among LV Administrative Services, Inc. (“Agent”) and certain lenders including Valens U.S. SPV I (“Valens”) and Valens Offshore SPV II Corp. (“Valens II” and together with Valens, the “Lenders”).  LV Administrative Services, Inc. acts as Administrative and Collateral Agent for the lenders.  The completed financing agreement includes the Lenders purchasing a secured term note, the Lenders agreeing to lend secured revolving loans, and the Lenders purchasing secured promissory notes related to the asset purchase of iBroadband Networks, Inc., a Texas corporation, and iBroadband of Texas, Inc., a Delaware corporation by signing a General Conveyance and Bill of Sale.

The Lenders purchased from the RL Companies a 10% secured term note (“Term B Note”) in the principal amount of $1.5 million and a Warrant to purchase shares of common stock at $0.01 per share for a purchase price of $1.5 million.  The number of shares subject to the Warrant will equal 25% of the Term B Note, divided by the then current stock trading price.  Valens II provided $1.5 million for the Term B Note.  Interest accrues at 10% per annum and is payable monthly commencing August 1, 2008.  Amortizing payments of principal shall commence on October 1, 2009 of $85,000 per month, plus accrued interest and any other fees then due.  The Term B Note matures on March 31, 2011.

As part of the financing arrangement, the Lenders agreed to issue the RL Companies secured revolving loans (“Secured Revolving Notes”) from time to time.  The aggregate amount of the revolving loans may not exceed the lesser of (a) $1.2 million minus the Reserves or (b) 75% of the net face amount of the certain accounts of the RL Companies minus the Reserves (“Formula Amount”).   The “Reserves” shall mean $300,000 plus any additional reserves determined by the Agent, subject to decrease depending on satisfaction of the applicable financial milestone.  The Agent may permit the revolver loan to exceed the Formula Amount by up to 50% at its discretion (“Overadvance”).  Interest accrues at the “prime rate” as published in the Wall Street Journal + 3% (but no less than 9%) and is payable monthly commencing the first month after the loan has been made.  The revolving loan matures on March 31, 2011.  The RL Companies may prepay the revolving loan.  Each Overadvance shall bear additional interest at a rate equal to one percent (1.00%) per month of the amount of such Overadvance for all times such amounts shall be in excess of the Formula Amount.

Concurrent with the above financing arrangement, the RL Companies purchased the assets of iBroadband and issued secured promissory notes in the aggregate amount of approximately $2.43 million to the applicable Lenders (“Deferred Purchase Price Notes”), including a $293,000 loan from Valens and a $2.25 million loan from Lender.  Interest accrues at 10% per annum and is payable monthly commencing the month after the Note has been granted.  The outstanding principal shall be due on the maturity date, which shall be March 31, 2011.  The Deferred Purchase Price Notes shall bear interest at the prime rate plus 3% and amend and restate certain notes made by iBroadband, Inc. in favor of Lender on November 7, 2006.  The RL Companies may prepay the Deferred Purchase Price Notes by paying 100% of the outstanding principal with no prepayment penalty, and repaying all amounts owed under the Security Agreement and all ancillary documents.

The Company also granted the Lenders registration rights pursuant to a Registration Rights Agreement dated July 11, 2008 between the Company and Valens II (“Investor”), a copy of which is attached hereto, with respect to the shares underlying the Warrant (“Warrant Shares”).  Under the Registration Rights Agreement, Investor may demand that the Registrant register the Warrant Shares at any time after 6 months from the date of the Registration Rights Agreement if the Investor is unable to sell the Warrant Shares under Rule 144.  The Registrant has agreed to file such registration statement within 90 days of the demand and then cause such registration statement to become effective within 180 days of such demand.  If the Registrant fails to meet such and other registration statement related obligations, then the Registrant will be required to pay liquidated damages equal to 1.0% of the original principal amount of the Term B Note and Secured Revolving Note for each 30 day period of non-compliance.

The sale of the Term B Note and Warrant closed on July 14 and dated as of July 11, 2008.  The Registrant received gross proceeds of $1,500,000.  Of the gross proceeds, approximately $26,500 was directed to pay legal fees for investors’ counsel, $67,500 was directed to Valens for administrative fees, $27,000 was directed to Valens as an advanced prepayment of the debt discount, and $420,000 was used as partial payment of existing debt.  The remaining $959,000 was retained by the Registrant.

As of June 30, 2008, the Company and Global Capital Funding Group (“GCFG”) amended a certain $1,250,000 Principal Amount 10% Secured Convertible Debenture, dated as of November 8, 2002, as amended by Amendment Number 1 dated as of June 1, 2005, and as further amended by Amendment Number 2 dated September 14, 2006, and as further amended by Amendment Number 3 dated as of October 3, 2006, and as further amended by Amendment Number 4 dated as of January 30, 2007, and in consideration of payment by the Company of $420,000, GSCF is restricted from the selling of any shares of the Company’s common stock for a period of two years from the effective date of this amendment and that there are no additional cash monies owed to GCFG by the Company.

As of June 30, 2008, the Company and GCA Strategic Investment Fund Limited (“GCA”) amended a certain $574,597.22 Principal Amount 6% Secured Convertible Debenture dated as of January 3, 2004, as amended by Amendment Number 1 dated as of November 8, 2004 and as further amended by Amendment Number 2 dated January 10, 2005, as further amended by Amendment Number 3 dated as of September 14, 2006, and as further amended by Amendment Number 4 dated as of October 31, 2007, and as further amended by Amendment Number 5 dated as of March 31, 2008, and in consideration of payment by the Company of $420,000, GCA is restricted from the selling of any shares of the Company’s common stock for a period of two years from the effective date of this amendment and that there is no change in the principal balance outstanding of this note from the date of the last amendment and that the only period of interest outstanding is through the last interest period prior to the date of this amendment.

As of June 30, 2008, the Company and GCA Strategic Investment Fund Limited (“GCA”) amended a certain $550,000 Principal Amount 6% Secured Convertible Debenture dated as of January 28, 2002, as amended by Amendment Number 1 dated as of January 28, 2003 and as further amended by Amendment Number 2 dated November 8, 2004, as further amended by Amendment Number 3 dated as of January 10, 2005, and as further amended by Amendment Number 4 dated as of September 14, 2006, and as further amended by Amendment Number 5 dated as of October 31, 2007, and as further amended by Amendment Number 6 dated as of March 31, 2008 and in consideration of payment by the Company of $420,000, GCA is restricted from the selling of any shares of the Company’s common stock for a period of two years from the effective date of this amendment and that there is no change in the principal balance outstanding of this note from the date of the last amendment and that the only period of interest outstanding is through the last interest period prior to the date of this amendment.

Item 2.03 Creation of Direct Financial Obligations

On July 11, 2008, the Company incurred an obligation of $1.5 million and a $2.43 million obligation in debt financing, respectively, as more fully described under Item 1.01 above.

Item 3.02. Unregistered Sales of Equity Securities

On July 11, 2008, the Company issued warrants to purchase 4,437,870 Company shares of common stock upon exercise at $0.01 per share to Valens U.S. SPV I.

We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these securities. Each recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

4.2	Form of 10% Secured Term B Note dated as of July 11, 2008 by Rapid Link, Incorporated and its subsidiaries and issued to Valens U.S. SPV I, LLC (Valens)
4.3	Form of a $1,200,000 Secured Revolving Note by Rapid Link, Incorporated and Valens U.S. SPV I, LLC.
4.4	Amended and Restated Deferred Purchase Price Note dated as of July 11, 2008 by Rapid Link, Incorporated and its subsidiaries and Laurus Master Fund, Ltd.
4.5	Common Stock Purchase Warrant dated as of July 11, 2008 of Rapid Link, Incorporated issued to Valens.
4.6	Amended and Restated Deferred Purchase Price Note dated as of July 11, 2008 by Rapid Link, Incorporated and its subsidiaries and Valens U.S. SPV I, LLC.
10.1
Amendment No.1 to Security Agreement, Secured Term A Note, Secured Term B Note and Deferred Purchase Price Notes dated July 11, 2008 by and among LV Administrative Services, Inc. and Rapid Link, Incorporated., One Ring Networks, Inc., Telenational Communications, Inc. and the lenders set forth therein

10.2	Registration Rights Agreement dated as of July 31, 2008 between Rapid Link, Incorporated and Valens.
10.3
Funds Escrow Agreement dated as of July 11, 2008 between Rapid Link, Inc., Telenational Communications, Inc., Laurus Master Fund, Ltd., Valens U.S. SPV I, LLC, Valens Offshore SPV II Corp. and together with Valens US and Laurus, and Loeb & Loeb LLP.

10.4	Intellectual Property Security Agreement dated as of July 11, 2008 by Telenational Communications, Inc. and LV Administrative Services Corp., as administrative agent for the lender set forth therein.
10.5	Secured Party General Conveyance and Bill of Sale dated July 11, 2008 between Laurus Master Fund, Ltd., iBroadband, Inc., and Rapid Link, Incorporated including its subsidiaries.
10.6	Collateral Assignment dated July 11, 2008 by Rapid Link, Incorporated to LV Administrative Services, Inc., as administrative and collateral agent to the Lenders.
10.7	Amendment Number 5 to Securities Purchase Agreement dated July 11, 2008 between Rapid Link, Inc. and Global Capital Funding Group.
10.8	Amendment Number 6 dated as of July 11, 2008 to 6% Convertible Debenture (dated July 24, 2003) between Rapid Link, Inc. and GCA Strategic Investment Fund Limited.
10.9	Amendment Number 7 dated July 11, 2008 to Securities Purchase Agreement (dated January 28, 2002) between Rapid Link, Inc. and GCA Strategic Investment Fund Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID LINK, INCORPORATED

Date: July 17, 2008	By:	/s/ John Jenkins

John Jenkins
Chief Executive Officer